EXHIBIT 1.1
The Chubb Corporation
$1,000,000,000
6.375% Directly-Issued Subordinated Capital Securities (DISCSSM) due 2067
UNDERWRITING AGREEMENT

New York, New York
March 26, 2007
Citigroup Global Markets Inc.
Credit Suisse Securities (USA) LLC
Lehman Brothers Inc.
Goldman, Sachs & Co.
Banc of America Securities LLC
BNY Capital Markets, Inc.
J.P. Morgan Securities Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Wachovia Capital Markets, LLC
     As Representatives of the several Underwriters listed in Schedule I hereto
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Ladies and Gentlemen:
          The Chubb Corporation, a New Jersey corporation (the “Company”), proposes to sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom the Underwriters named above are acting as Representatives, $1,000,000,000 principal amount of its 6.375% Directly-Issued Subordinated Capital Securities (DISCSSM) due 2067 identified in Schedule II hereto (the “Securities”), to be issued under an indenture dated as of March 29, 2007 (as supplemented, the “Indenture”), between the Company and The Bank of New York Trust Company, N.A., as trustee (the “Trustee”). Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 1 hereof.

          Section 1. Definitions.
          As used herein, the following terms have the following meanings:
          “Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.
          “Agreement” mean this Underwriting Agreement.
          “Base Prospectus” means the base prospectus included in the Registration Statement, including all documents incorporated by reference therein as of the date of such Base Prospectus; and any reference to any amendment or supplement to such Base Prospectus shall be deemed to refer to and include any documents filed after the date of such Base Prospectus, under the Exchange Act, and incorporated by reference in such Base Prospectus.
          “Business Day” means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.
          “Commission” means the Securities and Exchange Commission.
          “Effective Date” means each date and time that the Registration Statement became or becomes effective, or any post-effective amendment thereto became or becomes effective.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
          “Execution Time” means the date and time that this Agreement is executed and delivered by the parties hereto.
          “Final Prospectus” means the Base Prospectus and the final prospectus supplement relating to the Securities in the form first used to confirm sales of the Securities and filed with the Commission pursuant to Rule 424(b), including the documents incorporated by reference therein as of the date of such Final Prospectus; and any reference to any amendment or supplement to such Final Prospectus shall be deemed to refer to and include any documents filed after the date of such Final Prospectus, under the Exchange Act, and incorporated by reference in such Final Prospectus.
          “Final Term Sheet” means the final term sheet substantially in the form of Schedule II hereto.
          “Free Writing Prospectus” means a free writing prospectus, as defined in Rule 405.
          “Issuer Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433.
          “Preliminary Prospectus” means the Base Prospectus and any preliminary prospectus supplement to the Base Prospectus used in connection with the offer and sale of the Securities, including the documents incorporated by reference therein as of the date of such Preliminary Prospectus; and any reference to any amendment or supplement to such Preliminary Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus, under the Exchange Act, and incorporated by reference in such Preliminary Prospectus.

          “Registration Statement” means registration statement no. 333-141561 under the Act prepared by the Company covering, inter alia, the offer and sale of the Securities under this Agreement, including all exhibits thereto and the documents incorporated by reference in the Base Prospectus contained in such registration statement and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date, and any post-effective amendments thereto.
          “Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 412”, “Rule 415”, “Rule 424”, “Rule 430B, “Rule 433”, “Rule 456” and “Rule 457” refer to such rules under the Act.
          “Securities” means the 6.375% Directly-Issued Subordinated Capital Securities (DISCSSM) due 2067 and identified in Schedule II to this Agreement.
          “Time of Sale” means 6:00 p.m., New York City time, on March 26, 2007.
          “Time of Sale Information” means the following information prepared by the Company in connection with the offering: (1) the Preliminary Prospectus used most recently prior to the Execution Time and (2) the Final Term Sheet, including all documents (including any Current Report on Form 8-K) incorporated therein by reference, whether any such incorporated document is filed before or after the document into which it is incorporated, so long as the incorporated document is filed before the Time of Sale.
          “Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.
          Section 2. Purchase and Sale.
          Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at 98.907% of the principal amount thereof, the Securities set forth opposite such Underwriter’s name in Schedule I hereto.
          Section 3. Delivery and Payment.
     Delivery to the Underwriters of, and payment for, the Securities shall be made at the office of Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, New York 10006, at 9:00 a.m., New York City time, on March 29, 2007 (the “Closing Date”). The place of closing for the Securities and the Closing Date may be varied by agreement between the Representatives and the Company.
     Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters directly or through the Representatives of the net purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.
     It is understood that the Representatives, acting individually and not in a representative capacity, may (but shall not be obligated to) make payment to the Company on behalf of any other Underwriter for Securities to be purchased by such Underwriter. Any such payment by the Representatives shall not relieve any such Underwriter of any of its obligations hereunder.

     The Company shall pay to the Representatives on the Closing Date for the accounts of the Underwriters any fee, commission or other compensation specified in Schedule I hereto. Such payment will be made by wire transfer payable in same-day funds to an account specified by the Representatives.
          Section 4. Representations and Warranties of the Company.
     The Company represents and warrants, except as otherwise specified, (i) as of the Time of Sale and (ii) on and as of the Closing Date, that:
          (a) Each of the representations and warranties of the Company as set forth in Annex A hereto, which annex is incorporated by reference into this Section 4 as if fully set forth herein, is true and correct as if made on each of the dates specified above; provided that “Subsidiary” shall be deemed to include any subsidiaries of the Company that are, on each of the dates specified above, “significant subsidiaries” of the Company within the meaning of Regulation S-X.
          (b) The Commission has not issued a notice objecting to the use of the Registration Statement or an order preventing or suspending its use or the use of the Time of Sale Information and no proceedings for that purpose or pursuant to Section 8A of the Act against the Company or related to the Securities are pending before or, to the knowledge of the Company, threatened by the Commission.
          (c) The documents incorporated by reference in the Base Prospectus, the Preliminary Prospectus and the Final Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Base Prospectus, the Preliminary Prospectus or the Final Prospectus or any further amendment or supplement thereto, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing sentence does not apply to (i) any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by any Underwriter through the Representatives or their counsel expressly for use in the Base Prospectus, the Preliminary Prospectus or the Final Prospectus and (ii) any statement in such documents which does not constitute part of the Registration Statement, Base Prospectus, Preliminary Prospectus or Final Prospectus pursuant to Rule 412(c) under the Act.
          (d) The Registration Statement conforms (and the Preliminary Prospectus and the Final Prospectus and any further amendments or supplements thereto, when they are filed with the Commission under Rule 424(b) will conform) in all material respects to the requirements of the Act, the Exchange Act and the Trust Indenture Act, and (i) the Registration Statement (and any amendment or supplement thereto) as of each Effective Date and as of the Execution Time did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; (ii) on each Effective Date and on the Closing Date the Indenture did or will comply in all material respects with the applicable requirements of the Trust Indenture Act; and (iii) as of its date and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility (Form T-1)

under the Trust Indenture Act of the Trustee, (ii) the information contained in or omitted from the Registration Statement, the Base Prospectus, the Preliminary Prospectus or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by the Underwriters through the Representatives or their counsel specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), or (iii) any statement which does not constitute part of the Registration Statement (and any amendment or supplement thereto) pursuant to Rule 412(c) under the Act.
          (e) As of the Time of Sale, the Time of Sale Information does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Time of Sale Information in reliance and in conformity with information furnished in writing to the Company by any Underwriter through the Representatives or their counsel specifically for use therein or to any statement which does not constitute part of the Time of Sale Information pursuant to Rule 412(c) under the Act.

          (f) This Agreement has been duly authorized, executed and delivered by the Company.
          Section 5. Covenants of the Company.
          The Company covenants and agrees with the several Underwriters as follows:
          (a) to cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing;
          (b) to prepare a Final Term Sheet and to file such Final Term Sheet, in a form approved by the Representatives, in compliance with Rule 433(d) under the Act;
          (c) to file promptly with the Commission any amendment to the Registration Statement, or the Final Prospectus or any supplement to the Final Prospectus that may, in the reasonable judgment of the Company or the Representatives, be required by the Act or requested by the Commission;
          (d) to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed and becomes automatically effective or any supplement to the Final Prospectus or any amended Final Prospectus has been filed and to furnish the Underwriters with copies thereof;
          (e) to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Final Prospectus and for so long as the delivery of a Final Prospectus is required in connection with the offering or sale of the Securities (including in circumstances where such requirement may be satisfied pursuant to Rule 172);
          (f) to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of (i) any notice objecting to the use of the Registration Statement, (ii) any stop order or any order preventing or suspending the use of the Registration Statement or the Final Prospectus, (iii) the suspension of the qualification of any of the Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for any such purpose, or (iv) any request by the Commission for the amending or supplementing of the Registration Statement or the Final Prospectus or

for additional information, and, in the event of the issuance of any notice objecting to the use of the Registration Statement, any stop order, any order preventing or suspending the use of the Registration Statement or any Final Prospectus or suspending any such qualification of the Securities, to use promptly its best efforts to obtain its withdrawal;
          (g) if, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Time of Sale Information would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company will (i) notify promptly the Representatives so that any use of the Time of Sale Information may cease until it is amended or supplemented; (ii) amend or supplement the Time of Sale Information to correct such statement or omission; and (iii) supply any amendment or supplement to the Underwriters in such quantities as each may reasonably request;
          (h) if, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder for this offering of the Securities, including in connection with the use or delivery of the Final Prospectus, the Company promptly will (i) notify the Representatives of any such event, (ii) prepare and file with the Commission, subject to paragraph 1 of Annex A, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its reasonable best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus and (iv) supply any supplemented Final Prospectus to the Underwriters in such quantities as each may reasonably request;
          (i) the Company will furnish to the Representatives, without charge, electronic copies of the Registration Statement (including exhibits thereto) and to each other Underwriter an electronic copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus and the Final Prospectus and any supplement thereto as the Representative may reasonably request;
          (j) other than the Base Prospectus, any Preliminary Prospectus, the Final Term Sheet, the Final Prospectus, or any document not constituting a prospectus under Section 2(a)(10)(a) of the Act or Rule 134, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to, any “written communication” (as defined in Rule 405 of the Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities, unless such written communication is approved in writing in advance by the Representatives. To the extent any such written communication constitutes an “issuer free writing prospectus” (as defined in Rule 433 and referred to herein as an “Issuer Free Writing Prospectus”), such Issuer Free Writing Prospectus does not include any information that conflicts with information contained in the Registration Statement (including any document that has been incorporated by reference therein that has not been superseded or modified), complied or will comply in all material respects with the requirements of Rule 433(c) and, if the filing thereof is required pursuant to Rule 433, such filing has been or will be made in the manner and within the time period required by Rule 433(d);

          (k) prior to filing with the Commission (i) any amendment to the Registration Statement or supplement to the Final Prospectus or (ii) any Preliminary Prospectus pursuant to Rule 424(b) under the Act, to furnish a copy thereof to the Underwriters and counsel to the Underwriters; and not to file any such amendment or supplement that shall be reasonably disapproved by the Representatives promptly after reasonable notice;
          (l) as soon as practicable, to make “generally available to its security holders” an “earnings statement” of the Company and its subsidiaries complying with (which need not be audited) Section 11(a) of the Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158). The terms “generally available to its security holders” and “earnings statement” shall have the meanings set forth in Rule 158;
          (m) to take such action as the Representatives may reasonably request in order to qualify the Securities for offer and sale under the securities or “blue sky” laws of such jurisdictions as the Underwriters may reasonably request; provided that in no event shall the Company be required to qualify as a foreign corporation, to file a general consent to service of process in any jurisdiction or subject itself to taxation in any such jurisdiction if it is not otherwise so subject;
          (n) to pay: (i) the costs incident to the preparation and printing of the Registration Statement, the Preliminary Prospectus, the Final Prospectus, the Time of Sale Information and any amendments or supplements thereto; (ii) the costs of distributing the Registration Statement, the Preliminary Prospectus, the Final Prospectus and the Time of Sale Information and any amendments or supplements thereto; (iii) any fees and expenses of qualifying the Securities under the securities laws of the several jurisdictions as provided in Section 5 (m) and of preparing, printing and distributing a “blue sky memorandum,” if any (including any related fees and expenses of counsel to the Underwriters); and (iv) all other costs and expenses reasonably incurred by the Company incident to the performance of the obligations of the Company hereunder; and
          (o) to furnish the Representatives with such information and documents as the Underwriters may reasonably request in connection with the transactions contemplated hereby, and to make reasonably available to the Underwriters and any accountant, attorney or other advisor retained by the Underwriters such information that parties would customarily require in connection with a due diligence investigation conducted in accordance with applicable securities laws and to cause the Company’s officers, directors, employees and accountants to participate in all such discussions and to supply all such information reasonably requested by any such Person in connection with such investigation.
          Section 6. Representations, Warranties and Agreements of the Underwriters.
          The Underwriters represent, warrant and agree that, except for the information contained in the Final Term Sheet and any Issuer Free Writing Prospectus approved in writing in advance by the Representatives pursuant to Section 5(j), they have not made and will not make, unless approved in writing in advance by the Company, any offer relating to the Securities that would constitute a “free writing prospectus” (as defined in Rule 405 of under the Act and referred to herein as a “Free Writing Prospectus”) that would be required to be filed with the Commission.
          Section 7. Conditions to the Underwriters’ Obligations.
          The obligations of the Underwriters to purchase the Securities shall be subject to the following conditions:

          (a) The Final Prospectus and the Final Term Sheet shall have been timely filed with the Commission; no notice objecting to the use of the Registration Statement or stop order suspending its effectiveness or order preventing the use of the Time of Sale Information shall have been issued and no proceedings for that purpose or pursuant to Section 8A of the Act against the Company or related to the offer and sale of the Securities are pending before or shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement, the Final Prospectus or the Time of Sale Information or otherwise shall have been complied with.
          (b) (1) Trading generally shall not have been suspended or materially limited on the New York Stock Exchange, (2) trading of any securities of the Company shall not have been materially suspended or limited on the New York Stock Exchange, (3) a general moratorium on commercial banking activities in New York shall not have been declared by either Federal or New York State authorities, and (4) there shall not have occurred a material adverse change in the financial markets, any outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or other calamity or crisis, if the effect of any such event specified in this clause (4) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offer and sale of the Securities or the delivery of the Securities on the terms and in the manner contemplated herein.
          (c) The representations and warranties of the Company contained herein shall be true and correct in all material respects on and as of the Execution Time and the Closing Date, and the Company shall have performed in all material respects all covenants and agreements contained herein to be performed on their part at or prior to the Execution Time and the Closing Date, as applicable.
          (d) The Company shall have furnished to the Underwriters a certificate, dated the Closing Date, of the Chief Executive Officer and the Treasurer satisfactory to the Underwriters stating that: (1) the representations and warranties of the Company contained or incorporated by reference in Section 4 are true and correct in all material respects on and as of the Closing Date and the Company has performed in all material respects all covenants and agreements contained herein to be performed on its part at or prior to such Closing Date; (2) no order suspending the effectiveness of the Registration Statement or prohibiting the offer or sale of the Securities is in effect, and no proceedings for such purpose are pending before or, to the knowledge of such officers, threatened by the Commission; and (3) since the date of the most recent financial statements included or incorporated by reference in the Time of Sale Information and the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Time of Sale Information and the Final Prospectus.
          (e) On the date of this Agreement and on the Closing Date, the Underwriters shall have received a letter addressed to the Representatives and dated such respective dates, in form and substance satisfactory to the Representatives, of Ernst & Young LLP, the independent registered public accounting firm of the Company, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and schedules and certain financial information contained in or incorporated by reference in the Time of Sale Information and the Final Prospectus; provided that the letter delivered on such Closing Date shall use a “cut-off” date no more than three business days prior to such Closing Date.
          (f) (1) W. Andrew Macan, Corporate Counsel to the Company shall have furnished to the Underwriters his opinion, addressed to the Representatives and dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached as Exhibit A;

(2) Paul, Weiss, Rifkind, Wharton & Garrison, LLP, counsel for the Company shall have furnished to the Underwriters its opinion, addressed to the Representatives and dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached as Exhibit B; provided that insofar as such opinion involves factual matters, such counsel may rely, to the extent such counsel deems proper, upon certificates of officers of the Company, its subsidiaries and of public officials; and (3) Debevoise & Plimpton LLP, special tax counsel to the Company, shall have furnished to the Underwriters its opinion, addressed to the Representatives and dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached as Exhibit C.
          (g) Cleary Gottlieb Steen & Hamilton LLP, counsel for the Underwriters, shall have furnished to the Underwriters its opinion, addressed to the Representatives and dated the Closing Date, in form and substance satisfactory to the Representatives.
          (h) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate an improvement, in the rating accorded any of the Company’s securities by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Act.
          (i) On or prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.
     If any of the conditions specified in this Section 7 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.
     The documents required to be delivered by this Section 7 shall be delivered at the office of Cleary Gottlieb Steen & Hamilton LLP, counsel for the Underwriters, at One Liberty Plaza, New York, NY 10006, on the Closing Date.
          Section 8. Indemnification.
          (a) The Company will indemnify and hold harmless each Underwriter, the partners, directors and officers of each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which the Underwriters or any of them may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Final Prospectus, or any amendment or supplement thereto, or any related Preliminary Prospectus or preliminary prospectus supplement, or the Time of Sale Information, any Issuer Free Writing Prospectus, any company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such indemnified party for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such losses, claims, damages, liabilities or action as such expenses are incurred; provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use therein.
          (b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Final Prospectus or any amendment or supplement thereto, or any related Preliminary Prospectus or preliminary prospectus supplement, or the Time of Sale Information, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.
          (c) Promptly after receipt by an indemnified party under this section of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party; and provided further that the indemnifying party will be entitled to participate in and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action and/or to assume the defense thereof, the indemnified party shall have the right to employ separate counsel (including local counsel) (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel)), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. No indemnifying party shall be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 8 or Section 9 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
          Section 9. Contribution.
          (a) If the indemnification provided for in Section 8 is unavailable to or insufficient to hold harmless an indemnified party under Section 8 (a) or Section 8 (b), then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in Section 8 (a) and Section 8 (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportions as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offer and sale of the Securities shall be deemed to be in the same proportions as the aggregate principal amount of the Securities less the fee paid to the Underwriters on the one hand and the fee paid to the Underwriters on the other hand bear to the aggregate principal amount of the Securities. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (a) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (a). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (a) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (a), the Underwriters shall not be required to contribute any amount in excess of the amount by which the fee received by it pursuant to Schedule I exceeds the amount of any damages which the Underwriters have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
          (b) The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of any Underwriter and to each person, if any, who controls such Underwriter within the meaning of the Act; and the obligations of such Underwriter under this Section 9 shall be in addition to any liability which such Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

          (c) The indemnity and contribution provisions contained in Section 8 and this Section 9 and the representations, warranties and other statements of the Company contained in this Agreement shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any person controlling any Underwriter, or the Company, its officers or director or any controlling person of the Company, and the completion of the offer, sale and delivery of the Securities.
          Section 10. Default by an Underwriter.
          (a) If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but (unless a substitute purchaser is obtained pursuant to clause (b) below) shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company.
          (b) In the event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule I hereto and the nondefaulting Underwriters do not purchase all the Securities that the defaulting Underwriter failed to purchase, the Representatives may in their discretion arrange for another party or other parties to purchase such otherwise unpurchased Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties to whom the Representatives do not reasonably object to purchase such Securities on such terms. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement.
          (c) In the event of a default by any Underwriter as set forth in this Section 10, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representative shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.
          Section 11. Termination.
          This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the Company’s common stock shall have been suspended by the Commission or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii)

there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering and sale or delivery of the Securities as contemplated by the Preliminary Prospectus or the Final Prospectus (exclusive of any amendment or supplement thereto).
          Section 12. Notices.
          All statements, requests, notices and agreements hereunder shall be in writing, and:
          (a) if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to Citigroup Global Markets, Inc., 388 Greenwich Street, New York, NY, 10013, Attention: General Counsel; and
          (b) if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to The Chubb Corporation, 15 Mountain View Road, Warren, New Jersey 07061-1615, Attention: Corporate Secretary (Tel: (908) 903-2000).
          Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.
          Section 13. Persons Entitled to Benefit of Agreement.
          This Agreement shall inure to the benefit of and be binding upon each party hereto and its respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (x) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of each Underwriter and the person or persons, if any, who control such Underwriter within the meaning of Section 15 of the Act and (y) the indemnity agreement of the several Underwriters contained in Section 8 (b) of this Agreement shall be deemed to be for the benefit of the Company’s directors and officers who sign the Registration Statement, if any, and any person controlling the Company within the meaning of Section 15 of the Act and their respective heirs, executors, administrators, personal representatives, successors and assigns; provided that no purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign merely by reason of such purchase. Nothing contained in this Agreement is intended or shall be construed to give any person, other than the persons referred to herein, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.
          Section 14. No fiduciary duty.
          The Company hereby acknowledges that (i) the offering pursuant to this Agreement is an arm’s length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (ii) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and (iii) the Company’s engagement of the Underwriters in connection with the offering and process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

          Section 15. Survival.
          The respective indemnities, representations, warranties and agreements of the Company and the several Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the offer, sale and delivery of the Securities and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.
          Section 16. Governing Law.
          This Agreement shall be governed by, and construed in accordance with, the laws of New York, without regard to conflicts of laws principles.
          Section 17. Counterparts.
          This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.
          Section 18. Headings.
          The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.
          Section 19. Severability.
          If any provision of this Agreement shall be held or deemed to be or shall, in fact, be invalid, inoperative or unenforceable as applied in any particular case in any or all jurisdictions because it conflicts with any provisions of any constitution, statute, rule or public policy or for any other reason, then, to the extent permitted by law, such circumstances shall not have the effect of rendering the provision in question invalid, inoperative or unenforceable in any other case, circumstance or jurisdiction, or of rendering any other provision or provisions of this Agreement invalid, inoperative or unenforceable to any extent whatsoever.
          Section 20. Amendments.
          This Agreement may be amended by an instrument in writing signed by the parties hereto.
          Section 21. Successors and Assigns.
          The rights and obligations of the Company hereunder may not be assigned or delegated to any other Person without the prior written consent of each Underwriter. The rights and obligations of each Underwriter hereunder may not be assigned or delegated to any other Person (other than an affiliate of such Underwriter) without the prior written consent of the Company.
          If the foregoing correctly sets forth the agreement by and between the Company and the Underwriters, please indicate your acceptance in the space provided for that purpose below.
[SIGNATURES ON THE FOLLOWING PAGE]

Very truly yours, THE CHUBB CORPORATION
By:	/s/ Michael O’Reilly
	Name:	Michael O’Reilly
	Title:	Vice Chairman and Chief Financial Officer

Confirmed And Accepted:
CITIGROUP GLOBAL MARKETS INC.
CREDIT SUISSE SECURITIES (USA) LLC
LEHMAN BROTHERS INC.
GOLDMAN, SACHS & CO.
BANC OF AMERICA SECURITIES LLC
BNY CAPITAL MARKETS, INC.
J.P. MORGAN SECURITIES INC.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
WACHOVIA CAPITAL MARKETS, LLC
By: CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Chandru M. Harjani
	Name:	Chandru M. Harjani
	Title:	Vice President

For themselves and the other several Underwriters named in Schedule I to the foregoing Agreement

SCHEDULE I

	Principal Amount of	Percentage of Total
Underwriters	Securities	Underwriting Fees
Citigroup Global Markets Inc.	$335,000,000	33.5%

Credit Suisse Securities (USA) LLC	$235,000,000	23.5%

Lehman Brothers Inc.	$235,000,000	23.5%

Goldman, Sachs & Co.	$70,000,000	7%

Banc of America Securities LLC	$25,000,000	2.5%

BNY Capital Markets, Inc.	$25,000,000	2.5%

J.P. Morgan Securities Inc.	$25,000,000	2.5%

Merrill Lynch, Pierce, Fenner & Smith Incorporated	$25,000,000	2.5%

Wachovia Capital Markets, LLC	$25,000,000	2.5%

Total	$1,000,000,000	100.00%

SCHEDULE II
Filed Pursuant to Rule 433
Registration No. 333-141561
The Chubb Corporation
6.375% Directly-Issued Subordinated Capital Securities (DISCSSM) due 2067
Final Term Sheet

Issuer:	The Chubb Corporation

Title of Security:	6.375% Directly-Issued Subordinated Capital Securities (DISCS(SM)) due 2067 (the “Debentures”)

Aggregate Principal Amount:	$1,000,000,000

Trade Date:	March 26, 2007

Settlement Date:	March 29, 2007 (T + 3)

Scheduled Maturity Date:	April 15, 2037, or if such date is not a business day, the following business day

Final Maturity Date:	March 29, 2067, or if such date is not a business day, the following business day

Interest Rates:	6.375% per annum to but excluding April 15, 2017, and three-month LIBOR + 225 bp per annum from and including April 15, 2017 until the Final Maturity Date, unless redeemed or repaid earlier

Interest Payment Dates:	Each October 15 and April 15 until April 15, 2017, and thereafter each July 15, October 15, January 15, and April 15 until the Final Maturity Date, unless redeemed or repaid earlier

First Interest Payment Date:	October 15, 2007

Benchmark:	UST 4.625% due February 15, 2017

Benchmark Yield:	4.607%

Reoffer Spread:	+178bp

Reoffer Yield:	6.387%

Price to Public:	99.907%

Optional Redemption:	Subject to restrictions under the Replacement Capital Covenant, redeemable in whole or in part at the option of the Issuer at any time at the following applicable redemption price:

•	in the case of any redemption on or after April 15, 2017, 100% of the principal amount of the Debentures being redeemed or

•	in the case of any redemption prior to April 15, 2017, the greater of (i) 100% of the principal amount of the Debentures being redeemed and (ii) the present value of a principal payment on April 15, 2017 and scheduled payments of interest that would have accrued from the redemption date to April 15, 2017 on the Debentures being redeemed, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the treasury rate plus the Applicable Spread, in each case plus accrued and unpaid interest to the redemption date

Redemption for Tax Event or Rating Agency Event:
Subject to restrictions under the Replacement Capital Covenant, redeemable in whole but not in part at the option of the Issuer within 90 days after the occurrence of a tax event or a rating agency event at the following applicable redemption price:

•	in the case of any redemption on or after April 15, 2017, 100% of the principal amount of the Debentures being redeemed or

•	in the case of any redemption prior to April 15, 2017, the greater of (i) 100% of the principal amount of the Debentures being redeemed and (ii) the present value of a principal payment on April 15, 2017 and scheduled payments of interest that would have accrued from the redemption date to April 15, 2017 on the Debentures being redeemed, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the treasury rate plus the Applicable Spread, in each case plus accrued and unpaid interest to the redemption date

Applicable Spread:	+50 bp if the redemption is within 90 days after the occurrence of a tax event or a rating agency event; and +25 bp in other cases

Replacement Capital Covenant:	A replacement capital covenant will apply until March 29, 2047

CUSIP:	171232AP6

Joint Book-Running Manager and Sole Structuring Advisor:	Citigroup Global Markets Inc.

Joint Book-Running Managers:	Credit Suisse Securities (USA) LLC
Lehman Brothers Inc.
Goldman, Sachs & Co.

Co-Managers:	Banc of America Securities LLC
BNY Capital Markets, Inc.
J.P. Morgan Securities Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Wachovia Capital Markets, LLC

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling:

Citigroup Global Markets Inc.	(877) 858-5407

Credit Suisse Securities (USA) LLC	(800) 221-1037

Lehman Brothers Inc.	(888) 603-5847

Goldman, Sachs & Co.	(866) 471-2526

ANNEX A
1.	The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission an automatic shelf registration statement, as defined in Rule 405, on Form S-3 (file number 333-141561), including a related Base Prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, became effective upon filing. The Company filed with the Commission, pursuant to Rule 424(b), one or more preliminary prospectus supplements relating to the Securities, each of which has previously been furnished to you. The Company will file with the Commission a final prospectus supplement relating to the Securities in accordance with Rule 424(b). As filed, such final prospectus supplement shall contain all information required by the Act and the rules thereunder, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

2.	(i) At the time of filing the Registration Statement and (ii) at the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405. The Company agrees to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

3.	(i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an “ineligible issuer” (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an “ineligible issuer.”

4.	Other than the Base Prospectus, any Preliminary Prospectus, the Final Term Sheet, the Final Prospectus, or any document not constituting a prospectus under Section 2(a)(10)(a) of the Act or Rule 134, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to, any “written communication” (as defined in Rule 405) that constitutes an offer to sell or solicitation of an offer to buy the Securities, unless such written communication is approved in writing in advance by the Underwriters. To the extent any such written communication constitutes an “issuer free writing prospectus” (as defined in Rule 433 and referred to herein as an “Issuer Free Writing Prospectus”), such Issuer Free Writing Prospectus does not include any information that conflicts with information contained in the Registration Statement (including any document that has been incorporated by reference therein that has not been superseded or modified), complied or will comply in all material respects with the requirements of Rule 433(c) and, if the filing thereof is required pursuant to Rule 433, such filing has been or will be made in the manner and within the time period required by Rule 433(d).

5.	The Company and each of its Subsidiaries have been duly incorporated or formed, as applicable, and are validly existing in good standing under the laws of the jurisdiction in which they are chartered or organized with full corporate, limited liability or partnership power, as the case may be, and authority to own or lease, as the case may be, and to operate their properties and conduct their business as described in the Time of Sale Information and the Final Prospectus and are duly qualified to do business as foreign corporations and are in good standing under the laws of each jurisdiction in which the conduct of their business or their ownership or leasing of property requires such qualification, except to the extent the failure to be so qualified or in good standing would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).

6.	Since the respective dates as of which information is given in the Registration Statement, the Time of Sale Information and the Final Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for regular dividends on the Company’s common stock in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any of its capital stock.

7.	All the outstanding shares of capital stock of each Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Time of Sale Information and the Final Prospectus, all outstanding shares of capital stock of the Subsidiaries are owned by the Company, either directly or through wholly owned subsidiaries, free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances, except in each case as would not have a Material Adverse Effect.

8.	The Company’s authorized equity capitalization is as set forth in the Time of Sale Information and the Final Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Time of Sale Information and the Final Prospectus; the outstanding shares of the Company’s common stock have been duly and validly authorized and issued and are fully paid and nonassessable; and the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to purchase the Securities; and, except as set forth in the Time of Sale Information and the Final Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

9.	The Indenture has been duly authorized and has been duly qualified under the Trust Indenture Act, and, when it is executed and delivered by the Company, will constitute a valid and binding instrument enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency and similar laws affecting creditors rights generally and to general principles of equity); and the Securities have been duly authorized and, when executed and delivered by the Company, will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture (subject to applicable bankruptcy, insolvency and similar laws affecting creditors rights generally and to general principles of equity).

10.	There is no franchise, contract or other document of a character required to be described in the Registration Statement or Final Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements in the Time of Sale Information and the Final Prospectus under the headings “Description of Junior Subordinated Debt Securities”, “Description of the

Debentures”, “Description of the Replacement Capital Covenant”, “Material United States Federal Income Tax Considerations”, “Certain ERISA Considerations” and the statements in the Time of Sale Information and the Final Prospectus incorporated by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 under the headings: Item 1. “Business—Regulation and Premium Rates” and Item 3. “Legal Proceedings” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

11.	The Company is not, and after giving effect to the offer and sale of the Securities as described in the Time of Sale Information and the Final Prospectus will not be, an “investment company” as defined in the Investment Company Act of 1940, as amended.

12.	No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated in this Agreement, except such as have been or will have been done or obtained prior to the Closing Date under the Act, the Exchange Act and the Trust Indenture Act and such as may be required under the blue sky laws of any jurisdiction in connection with the offer and sale of the Securities by the Underwriters in the manner contemplated herein and in the Time of Sale Information and the Final Prospectus.

13.	Neither the offer and sale of the Securities nor the compliance of the Company with the terms of the Securities nor the consummation of any other of the transactions related to the offer and sale of the Securities nor the fulfillment of the terms of this Agreement will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to (i) the charter or by-laws of the Company or any of its Subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its Subsidiaries is a party or bound or to which its or their property is subject or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its Subsidiaries or any of its or their properties, except in the case of clauses (ii) and (iii) as would not reasonably be expected to have a Material Adverse Effect;

14.	No holders of securities of the Company have rights to the registration of such securities under the Registration Statement;

15.	The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included in the Time of Sale Information, the Final Prospectus and the Registration Statement, present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein); and the statutory financial statements of the Company’s subsidiaries that are insurance companies, from which certain ratios and other statistical data filed or incorporated by reference as part of the Time of Sale Information, the Final Prospectus and the Registration Statement have been derived have for each relevant period been prepared in all material respects in conformity with statutory accounting practices required or permitted by the National Association of Insurance Commissioners and by the insurance laws of their respective states of domicile, and the rules and regulations promulgated thereunder, and such statutory accounting practices have been applied on a consistent basis throughout the periods involved, except as may otherwise be indicated therein or in the notes thereto;

16.	No action, suit or proceeding by or before any court or governmental agency, authority (including proceedings of any insurance regulatory authority) or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that (i) would reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Time of Sale Information and the Final Prospectus (exclusive of any supplement thereto after the date of the Time of Sale Information or the Final Prospectus, as the case may be).

17.	Neither the Company nor any Subsidiary is in violation or default of (i) any provision of its charter or bylaws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such Subsidiary or any of its properties, as applicable, except in the case of clauses (ii) and (iii) for any violations or defaults which would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

18.	Ernst & Young LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Time of Sale Information and the Final Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

19.	No Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company, except as described in or contemplated by the Time of Sale Information and the Final Prospectus.

20.	The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

21.	The Company and its Subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities (including any insurance regulatory authority) necessary to conduct their respective businesses as presently conducted (except as would not reasonably be expected to have a Material Adverse Effect), and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Time of Sale Information and the Final Prospectus (exclusive of any supplement thereto).

22.	The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise,

stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

23.	Except as disclosed in the Time of Sale Information, the Final Prospectus and the Registration Statement, and other than (a) Citigroup Global Markets Inc. and Goldman, Sachs & Co.’s respective roles, each as a remarketing agent, in connection with the remarketing of $460,000,000 in aggregate principal amount of the Company’s 5.472% Senior Notes due 2008, (b) Citigroup Global Markets Inc. and Goldman, Sachs & Co.’s respective roles, each as a remarketing agent, in connection with the remarketing of $599,532,375 in aggregate principal amount of the Company’s 4.00% Senior Notes due 2007, (c) the Company’s $500 million five-year revolving credit agreement with a syndicate of financial institutions, including affiliates of Citigroup Global Markets Inc., Wachovia Capital Markets LLC, Banc of America Securities LLC and J.P. Morgan Securities Inc. that acted as lenders, (d) the involvement of Goldman, Sachs & Co. in the Company’s investment in Allied World Assurance Holdings Limited, (e) the involvement of Credit Suisse Securities (USA) LLC, BNY Capital Markets, Inc. or their affiliates in the Company’s share repurchase program, (f) the involvement of Lehman Brothers Inc. or its affiliates in private equity transactions with the Company, (g) the involvement of J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated or their affiliates in the investment business of the Company, (h) the involvement of Merrill Lynch, Pierce, Fenner & Smith or its affiliates with the administration of the Company’s equity plans, (i) the involvement of affiliates of BNY Capital Markets, Inc. as trustee under several of the Company’s indentures for its debt securities and (j) Mr. Finnegan’s membership of the board of directors of Merrill Lynch, Pierce, Fenner & Smith, the Company does not have any material lending or other material relationship with any bank or lending affiliate of any Underwriter.

Exhibit A
Opinion of Corporate Counsel to the Company pursuant to Section 4(f)
     (i) The Company is validly existing and in good standing under the laws of the State of New Jersey and has all necessary corporate power and authority to own and hold its properties and conduct its business as described in the Time of Sale Information and the Final Prospectus;
     (ii) The Securities and the Indenture have each been duly authorized by the Company;
     (iii) The Underwriting Agreement has been duly authorized, executed and delivered by the Company;
     (iv) Neither the offer and sale of the Securities, the compliance by the Company with all of the provisions of the Underwriting Agreement nor the performance by the Company of its obligations thereunder will (A) result in a violation of the certificate of incorporation or the by-laws of the Company, (B) breach or result in a default under any agreement, indenture or instrument identified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 or (C) violate Applicable Law or any judgment, order or decree known to me of any court or arbitrator having jurisdiction over the Company, except, with respect to clauses (B) and (C) above, in any such instance or instances in which the breach or violation would not have a Material Adverse Effect on the Company and its subsidiaries taken as a whole (for purposes of this opinion letter, the term “Applicable Law” means those laws, rules and regulations of the State of New Jersey or the federal laws of the United States of America, in each case which in my experience are normally applicable to the transactions of the type contemplated by the Underwriting Agreement);
     (v) No consent, approval, authorization or order of, or filing, registration or qualification with, any Governmental Authority, which has not been obtained, taken or made (other than as required by any state securities laws, as to which I express no opinion), is required under any Applicable Law or under any judgment, order or decree known to me of any court or arbitrator having jurisdiction over the Company for the offer and sale of the Securities or the performance by the Company of its obligations under the Underwriting Agreement (for purposes of this opinion, the term “Governmental Authority” means any executive, legislative, judicial, administrative or regulatory body of the State of New Jersey or the United States of America); and
     (vi) To my knowledge, and other than as set forth in the Time of Sale Information, the Final Prospectus and the Registration Statement (including documents incorporated by reference in any of the foregoing), there are no legal proceedings pending or overtly threatened against the Company or any of its subsidiaries which, in my professional judgment, will have a material adverse effect on the consolidated financial position, stockholders’ equity or results of operations of the Company and its subsidiaries.

Exh. A-1

Exhibit B
Opinion of counsel for the Company pursuant to Section 4(f)
1.	The Underwriting Agreement has been duly and validly executed and delivered by the Company under the laws of the State of New York.

2.	The Indenture is qualified under the Trust Indenture Act of 1939, as amended, and is a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except that the enforceability of the Indenture may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

3.	The Securities are valid and legally binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except that the enforceability of the Securities may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

4.	The statements in the Time of Sale Information and the Prospectus under the captions “Description of the Junior Subordinated Debt Securities” and “Description of the Debentures” insofar as such statements purport to summarize certain provisions of the Securities and the Indenture, provide a fair summary of such provisions. The statements in the Time of Sale Information and the Prospectus under the caption “Certain ERISA Considerations,” to the extent that they constitute summaries of United States federal law or regulation or legal conclusions, have been reviewed by such counsel and fairly summarize the matters described under that heading in all material respects.

5.	The Company is not and, after giving effect to the sale of the Securities and the application of the proceeds thereof as described in the Time of Sale Information and the Prospectus under the heading “Use of Proceeds,” will not be required to be registered as an investment company under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

6.	Such counsel have been advised orally by the staff of the Commission that no notice objecting to the use of the Registration Statement and no stop order suspending its effectiveness have been issued and to such counsel’s knowledge no proceedings for that purpose have been initiated or are pending or are threatened by the Commission. To such counsel’s knowledge, no order directed to any document incorporated by reference in the Registration Statement, the Time of Sale Information or the Prospectus has been issued by the Commission and remains in effect, and no proceeding for that purpose has been instituted or threatened by the Commission.

7.	The Registration Statement and the Prospectus, each as of the Execution Time, appear on their face to be appropriately responsive in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (other than Regulation S-T) except for the financial statements, financial statement schedules and other financial data included or incorporated by reference in or omitted from either of them and the Form T-1, as to which such counsel express no view; and each document filed under the Exchange Act, and incorporated by reference in the Registration Statement and the

Exh. B-1

Prospectus (except for financial statements, financial statement schedules and other financial data included in either of them, as to which such counsel express no view), appears on its face to be appropriately responsive in all material respects when so filed to the requirements of the Exchange Act and the rules and regulations under the Exchange Act, other than Regulation S-T.

8.	No information has come to such counsel’s attention that causes such counsel to believe that the Registration Statement (except for the financial statements, financial statement schedules and other financial data included or incorporated by reference in or omitted from the Registration Statement and the Form T-1, as to which such counsel express no view), on the Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

9.	No information has come to such counsel’s attention that causes such counsel to believe that the Time of Sale Information (except for the financial statements, financial statement schedules and other financial data included or incorporated by reference in or omitted from the Time of Sale Information, as to which such counsel express no view), as of the Time of Sale, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

10.	No information has come to such counsel’s attention that causes such counsel to believe that the Prospectus (except for the financial statements, financial statement schedules and other financial data included or incorporated by reference in or omitted from the Prospectus, as to which such counsel express no view), as of the date thereof or hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Exh. B-2

Exhibit C
Opinion of special tax counsel for the Company pursuant to Section 4(f)
     Such counsel are of the opinion that the statements in the discussion under the heading “Material United States Federal Income Tax Considerations” in the Prospectus Supplement, to the extent they constitute matters of United States federal income tax law or legal conclusions with respect thereto, are correct in all material respects.

Exh. C-1